Exhibit 99.1

Intel and TPG to Collaborate to Establish McAfee as

Leading Independent Cybersecurity Company Valued at $4.2 Billion

Highlights:

•	TPG and Intel to jointly invest in spin-out of Intel Security in a transaction valuing the business at $4.2 billion

•	Intel to receive $3.1 billion in cash and retain 49 percent stake after completion of the transaction

•	TPG to own 51 percent of the new company, which will be named McAfee

•	Investment reflects TPG’s confidence in Intel Security’s industry-leading enterprise and consumer businesses, strong market position, and business momentum

•	Positions new company as one of the world’s largest pure-play cybersecurity firms

•	Intel senior vice president and Intel Security general manager Chris Young and existing management team to lead the new company following transaction close

SANTA CLARA and SAN FRANCISCO, Calif., and FORT WORTH, Texas, Sept. 7, 2016 –Intel Corporation and TPG today announced a definitive agreement under which the two parties will establish a newly formed, jointly-owned, independent cybersecurity company. The new company will be called McAfee following transaction close. TPG will own 51 percent of McAfee and Intel will own 49 percent in a transaction valuing the business at approximately $4.2 billion. TPG is making a $1.1 billion equity investment to help drive growth and enhance focus as a standalone business.

Through this transaction, TPG, a leading global alternative asset firm with demonstrated expertise in growing profitable software companies and carve-out investments, and Intel, a global technology leader that powers the cloud and billions of smart, connected computing devices, will work together to position McAfee as a strong independent company with access to significant financial, operational and technology resources. With the new investment from TPG and continued strategic backing of Intel, the new entity is expected to capitalize on significant global growth opportunities through greater focus and targeted investment.

The new company will be one of the world’s largest pure-play cybersecurity companies. Last year, Intel Security unveiled a new strategy that refocused the business on endpoint and cloud as security control points, as well as actionable threat intelligence, analytics and orchestration. This new strategy allows customers to detect and respond to more threats faster and with fewer resources.

“Security remains important in everything we do at Intel and going forward we will continue to integrate industry-leading security and privacy capabilities in our products from the cloud to billions of smart, connected computing devices,” said Brian Krzanich, CEO of Intel. “As we collaborate with TPG to establish McAfee as an independent company, we will also share in the future success of the business and in the market demand for top-flight security solutions, creating long-term value for McAfee’s customers, partners, employees and Intel’s shareholders. Intel will continue our collaboration with McAfee as we offer safe and secure products to our customers.”

“We believe that McAfee will thrive as an independent company. With TPG’s investment, along with continued support from Intel, McAfee will sharpen its focus and become even more agile in its response to today’s rapidly evolving security sector,” said Jim Coulter, Co-Founder and Co-CEO of TPG. “TPG is excited to partner with Intel and McAfee management to accelerate growth of the business by enhancing its go-to-market strategy and continuing to grow and strengthen its core product offerings.”

“At TPG, we look to partner with both established and emergent leaders in dynamic and growing markets,” said Bryan Taylor, Partner at TPG. “We have long identified the cybersecurity sector, which has experienced strong growth due to the increasing volume and severity of cyberattacks, as one of the most important areas in technology. Given McAfee’s leading global market position, loyal customer base, and trusted technology, we see a compelling opportunity to invest in a highly-strategic platform that is growing consistently and addressing significant and evolving market demand.”

Positioning the New Company for Future Growth

Chris Young will be appointed CEO of the new company upon closing of the transaction. Today he published an open letter to Intel Security’s stakeholders outlining benefits of the transaction and new company.

“As a standalone company supported by these two partners, we will be in an even greater position of strength, committed to being the best provider the cybersecurity industry has ever seen,” Young said. “We will continue to focus on solving the unique demands of customers in the dynamic cybersecurity marketplace, drive innovation that anticipates future market needs, and continue to grow through our strategic priorities.”

Currently, Intel Security’s comprehensive software platform protects more than a quarter of a billion endpoints, secures the footprint for nearly two-thirds of the world’s 2,000 largest companies, detects more than 400,000 new threats each day, and represents more than 7,500 strong of the industry’s most talented professionals. The business has demonstrated strong momentum. Through the first half of this year, Intel Security Group revenue grew 11 percent to $1.1 billion, while operating income grew 391 percent to $182 million. Intel Security also increased total bookings 7 percent per year on a constant currency basis from 2013 to 2015.1

Terms of the Transaction, Financing and Timeline

Under the terms of the agreement, TPG will own 51 percent of a newly-formed cybersecurity company in a multi-step transaction valuing Intel Security at approximately $4.2 billion, based on an equity value of approximately $2.2 billion plus McAfee net debt of approximately $2 billion. The debt initially will be financed by Intel until completion of audited financial statements for McAfee (expected within three to five months of close). The transaction is expected to close in the second quarter of 2017, subject to certain regulatory approvals and customary closing conditions.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with over $70 billion of assets under management and offices in Austin, Beijing, Dallas, Fort Worth, Hong Kong, Houston, Istanbul, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, São Paulo, Singapore, and Tokyo. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit http://www.tpg.com/.

Forward Looking Statements

This document contains forward looking statements related to the proposed transaction between Intel and TPG, including statements regarding the benefits and the timing of the transaction. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following, among others: closing of the transaction may not occur or may be delayed; changes in consumer demand; Intel’s ability to successfully separate the Intel Security business and factors affecting McAfee’s ability to operate as a standalone business; the realization of the projected benefits of the proposed transaction; the retention of suppliers, customers and key employees; McAfee’s ability to service and satisfy debt obligations assumed in the transaction; general economic conditions in the regions and industries in which Intel and Intel Security operate; the intensely competitive industries in which Intel and Intel Security operate; and litigation or regulatory matters and other issues that could affect the closing of the transaction.

In addition, please refer to the documents that Intel files with the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and Intel and TPG assume no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

[1]	Excludes bookings for divested businesses (Stonesoft Next Generation Firewall and Enterprise Firewall)

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.

CONTACTS:	Cara Walker	Bhargavi Wadhwa
	Intel Media Relations	Intel Investor Relations
	(503) 696-0831	(408)765-6469
	cara.walker@intel.com	bhargavi.wadhwa@intel.com

TPG
Luke Barrett
(212) 601-4752 media@tpg.com